Exhibit 99.1

NEWS RELEASE

Mitel Reports Voting Results from 2017 Annual Meeting of Shareholders

OTTAWA, May 17, 2017 — Mitel® (Nasdaq:MITL) (TSX:MNW), a global leader in enterprise communications, announced at its Annual Meeting of Shareholders held on May 15, 2017 the election of 8 nominees proposed for its Board of Directors, as set out in the Corporation’s definitive proxy statement dated April 21, 2017, as supplemented by definitive additional materials filed with the Securities and Exchange Commission on May 4, 2017. As of the March 21, 2017 record date for the determination of the shareholders entitled to notice of and to vote at the meeting, 122,788,211 common shares were outstanding and eligible to vote. A total of 98,574,440 shares were voted in person or by proxy at the meeting.

“We are pleased that shareholders have supported our proposals and ratified our executive compensation,” said Richard McBee, Chief Executive Officer. “Their support reflects an understanding that Mitel’s current executive compensation policies are in line with industry practice and that certain legacy agreements are not reflective of our current policies.”

The requisite number of shareholders voted in favour of all items of business, including election of each of the eight director nominees as follows:

	Number of Common Shares			Percentage of Votes Cast
	Voted For	Withheld from Voting	Broker Non-Votes	Voted For	Withheld from Voting
Dr. Terence H. Matthews	78,346,956	9,248,866	10,949,347	89.44%	10.56%
Richard D. McBee	86,275,146	1,320,676	10,949,347	98.49%	1.51%
Benjamin H. Ball	81,814,247	5,781,575	10,949,347	93.40%	6.60%
Peter D. Charbonneau	82,912,202	4,683,620	10,949,347	94.65%	5.35%
John P. McHugh	85,354,364	2,241,458	10,949,347	97.44%	2.56%
Sudhakar Ramakrishna	87,213,888	381,934	10,949,347	99.56%	0.44%
David M. Williams	85,398,241	2,197,581	10,949,347	97.49%	2.51%
Martha H. Bejar	87,253,373	342,449	10,949,347	99.61%	0.39%

Additionally, Mitel’s advisory “say on pay” vote received 70.71% support based on proxies received prior to the meeting and votes cast in person at the meeting. Full results of the votes are included as Appendix “A” to this press release. Unless otherwise indicated, the vote for each motion was taken by a show of hands and the number of votes disclosed reflects only those proxies received by management in advance of the meeting.

About Mitel

A global market leader in enterprise communications powering more than two billion business connections, Mitel (Nasdaq:MITL) (TSX:MNW) helps businesses and service providers connect, collaborate and provide innovative services to their customers. Our innovation and communications experts serve more than 60 million business users in more than 100 countries. For more information, go to www.mitel.com and follow us on Twitter @Mitel.

Mitel is the registered trademark of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

MITL-F

Contact Information

Media Camille Beasley 469-212-0433 camille.beasley@mitel.com	Investors Michael McCarthy 469-574-8134 michael.mccarthy@mitel.com

Industry Analysts Denise Hogberg 469-212-0434 denise.hogberg@mitel.com

Appendix A

Annual Resolution No. 1:

Number of Directors. The number of directors was set at eight.

Number of Common Shares				Percentage of Votes Cast
Voted For	Voted Against	Abstained from Voting	Broker Non-Votes	Voted For	—	Voted Against	—	Abstained from Voting
97,563,080	836,618	145,471	0	99%		0.85%		0.15%

Election of Directors – Elected. Each of the directors listed as nominees in the Proxy Statement were elected directors of the Corporation until the next annual meeting.

	Number of Common Shares			Percentage of Votes Cast
	Voted For[1]	Withheld from Voting	Broker Non-Votes	Voted For	Withheld from Voting
Dr. Terence H. Matthews	78,346,956	9,248,866	10,949,347	89.44%	10.56%
Richard D. McBee	86,275,146	1,320,676	10,949,347	98.49%	1.51%
Benjamin H. Ball	81,814,247	5,781,575	10,949,347	93.40%	6.60%
Peter D. Charbonneau	82,912,202	4,683,620	10,949,347	94.65%	5.35%
John P. McHugh	85,354,364	2,241,458	10,949,347	97.44%	2.56%
Sudhakar Ramakrishna	87,213,888	381,934	10,949,347	99.56%	0.44%
David M. Williams	85,398,241	2,197,581	10,949,347	97.49%	2.51%
Martha H. Bejar	87,253,373	342,449	10,949,347	99.61%	0.39%

Annual Resolution No. 2: Appointment of Auditors – Passed. Deloitte LLP was appointed auditor of the Corporation.

Number of Common Shares			Percentage of Votes Cast
Voted For	Withheld from Voting	Broker Non-Votes	Voted For	—	Withheld from Voting
93,664,095	4,881,072	2	95.05%		4.95%

Annual Resolution No. 3: Advisory Vote for Executive Compensation – Passed. An advisory (non-binding) resolution to approve executive compensation was passed.

Number of Common Shares				Percentage of Votes Cast
Voted For	Voted Against	Abstained from Voting	Broker Non-Votes	Voted For	—	Voted Against	—	Abstained from Voting
61,940,067	25,537,076	118,679	10,949,347	70.71%		29.15%		0.14%

Resolution No. 4: Advisory Vote on Frequency of “Say-on-Pay” Votes – 1 Year. Shareholders determined that the preferred frequency of an advisory vote on the executive compensation of the Corporation’s NEOs as set forth in the Proxy Statement will be every one year.

Number of Common Shares					Percentage of Votes Cast
Voted For 1 Year	Voted For 2 Years	Voted For 3 Years	Abstained from Voting	Broker Non-Votes	Voted For 1 Year	Voted For 2 Years	Voted For 3 Years	Abstained from Voting
85,509,445	30,235	1,946,826	109,316	10,949,347	97.62%	0.03%	2.22%	0.12%

Ordinary Resolution No. 1: 2017 Omnibus Incentive Plan – Passed. A resolution to approve the Plan, as more particularly described in the Proxy Statement, was passed by a ballot vote. The number of votes disclosed reflects those proxies received by management in advance of the Meeting and votes cast by ballot at the meeting.

Number of Common Shares				Percentage of Votes Cast
Voted For	Voted Against	Abstained from Voting	Broker Non-Votes	Voted For	—	Voted Against	—	Abstained from Voting
75,590,498	11,990,290	44,305	10,949,347	86.27%		13.68%		0.05%

By-Law Ratification Resolution – Passed. A resolution to confirm the amendment to the By-Laws of the Corporation, as approved and adopted by the Board on December 16, 2016, to increase the quorum requirement of any meeting of the Corporation’s shareholders from 25% to 33 1/3%, was passed.

Number of Common Shares				Percentage of Votes Cast
Voted For	Voted Against	Abstained from Voting	Broker Non-Votes	Voted For	—	Voted Against	—	Abstained from Voting
83,195,360	4,293,352	107,110	10,949,347	94.98%		4.90%		0.12%